UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
February 28, 2014
ENTERPRISE FINANCIAL SERVICES
CORP
(Exact name of registrant as specified in its charter)

Delaware	001-15373	43-1706259
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 N. Meramec, St. Louis, Missouri (Address of principal executive offices)	63105 (Zip Code)

Registrant's telephone number, including area code
(314) 725-5500

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 6, 2014, Enterprise Financial Services Corp (the “Company”) announced that its Board of Directors had elected James M. Havel to the Board. Mr. Havel currently serves as the Chief Financial Officer of Major Brands Holdings. He will stand for election at the 2014 annual meeting of stockholders of the Company.
Mr. Havel will participate in the non-employee director compensation arrangements established by the Company for non-employee directors, as described under “Board and Committee Information - Director Compensation” in the Company’s proxy statement dated March 26, 2013 for its 2013 annual meeting of shareholders.

On March 6, 2014, the Company also announced that John M. Tracy, current member of its Board of Directors, will not stand for re-election at the upcoming 2014 annual meeting of stockholders scheduled for May 21, 2014. On February 28, 2014, Mr. Tracy notified the Company that he has chosen not to continue his service as a director due to his other business commitments.

Item 7.01     Regulation FD Disclosure

A copy of the March 6, 2014 press release announcing the events described in Item 5.02 above is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)     The following Exhibit is furnished as part of this report on Form 8-K:

Exhibit
Number    Description

99.1    Press Release dated March 6, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTERPRISE FINANCIAL SERVICES CORP

Date:	March 6, 2014	By:	/s/ Mark G. Ponder
Mark G. Ponder
Senior Vice President and Controller